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                                                        EXHIBIT 5(e)

                               Kmart Corporation
                           3100 West Big Beaver Road
                             Troy, Michigan  48084




                                                        June 17, 1996


Kmart Corporation
Kmart Financing I
c/o Kmart Corporation
3100 West Big Beaver Road
Troy, Michigan  48084

Ladies and Gentlemen:

     I am General Counsel of Kmart Corporation ("Kmart"), a corporation organized under the laws of the State of Michigan, and have acted in such capacity in connection with the preparation of a Registration Statement on Form S-3 (No. 33-64905) filed by Kmart Financing I (the "Trust"), Kmart Financing II, Kmart Financing III and Kmart Financing IV (together with the Trust, the "Kmart Trusts"), each a statutory business trust formed under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Sec. 3801, et seq.) (the "Delaware Trust Act"), and Kmart (together with the Kmart Trusts, the "Registrants"), with the Securities and Exchange Commission (the "Commission") on December 11, 1995 under the Securities Act of 1933, as amended (the "Act"), Amendment No. 1 thereto filed with the Commission on February 16, 1996, Amendment No. 2 thereto filed with the Commission on March 14, 1996 and Amendment No. 3 thereto filed with the Commission on March 22, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), in connection with the public offering of 17,400,000 of the Trust's 7 3/4% trust convertible preferred securities (liquidation amount of $50 per trust convertible preferred security) (the "Firm Preferred Securities") and certain other securities, plus an option granted by Kmart and the Trust to the U.S. Underwriters to purchase up to an additional 2,600,000 7 3/4% trust convertible preferred securities (the "Additional Preferred Securities") to cover over-allotments. The Firm Preferred Securities and the Additional Preferred Securities are collectively referred to herein as the "Preferred Securities."

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Kmart Corporation
Kmart Financing I
June 17, 1996
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     The Preferred Securities are being issued pursuant to the Amended and
Restated Declaration of Trust, dated as of June 6, 1996 (the "Declaration"), among Kmart, as sponsor, The Bank of New York, as the institutional trustee (in such capacity, the "Institutional Trustee"), The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), and Marvin P. Rich, Martin E. Welch III and Michael J. Viola, as regular trustees (together, the "Regular Trustees").

     The Preferred Securities are guaranteed by Kmart with respect to distributions and payments upon liquidation and redemption pursuant to and to the extent set forth in the Preferred Securities Guarantee Agreement, dated as of June 17, 1996 (the "Preferred Securities Guarantee Agreement"), between Kmart and The Bank of New York, as guarantee trustee (in such capacity, the "Guarantee Trustee").

     In connection with the issuance of the Preferred Securities, the Trust is also issuing 618,557 of its common securities (liquidation amount of $50 per common security)(the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), representing common undivided beneficial interests in the assets of the Trust. The Common Securities are also guaranteed by Kmart with respect to distributions and payments upon liquidation and redemption pursuant to and to the extent set forth in the Common Securities Guarantee Agreement, dated as of June 17, 1996 (the "Common Securities Guarantee Agreement"), executed by Kmart.

     The entire proceeds from the sale of the Trust Securities are to be used by the Trust to purchase $1,030,927,850 principal amount of 7 3/4% convertible junior subordinated debentures (the "Junior Subordinated Debt Securities") being issued by Kmart. The Junior Subordinated Debt Securities are being issued pursuant to an indenture, dated as of June 6, 1996 between Kmart and The Bank of New York, as indenture trustee (in such capacity, the "Trustee"), as supplemented by a First Supplemental Indenture, dated as of June 6, 1996 (the "Supplemental Indenture") (such indenture, as so supplemented, being hereinafter referred to as the"Indenture").





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Kmart Corporation
Kmart Financing I
June 17, 1996
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     This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

     In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Base Prospectus, dated June 6, 1996 (the "Base Prospectus"), and the Prospectus Supplement, dated June 6, 1996 (the "Prospectus Supplement"), relating to the Preferred Securities, the Preferred Securities Guarantee Agreement and the Junior Subordinated Debt Securities, in the form filed with the Commission pursuant to Rule 424(b) under the General Rules and Regulations ("Rules and Regulations") under the Act (such Base Prospectus, as so supplemented by the Prospectus Supplement, being herein referred to as the "Prospectus"); (iii) the certificate of trust of the Trust, dated February 16, 1996 (the "Certificate of Trust"), as filed with the Secretary of State of the State of Delaware; (iv) the Declaration (including the designations of the terms of the Preferred Securities and the Common Securities annexed thereto); (v) the form of the Preferred Securities and a specimen certificate thereof; (vi) the Preferred Securities Guarantee Agreement; (vii) the Indenture; (viii) the form of the Junior Subordinated Debt Securities and a specimen certificate thereof; and (ix) the Underwriting Agreement, dated June 6, 1996 (the "Underwriting Agreement"), among Kmart, the several U.S. Underwriters named in Schedule I thereto (collectively, the "U.S. Underwriters"), for whom Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, CS First Boston Corporation, Lehman Brothers Inc. and Salomon Brothers Inc are acting as representatives (in such capacity, the "U.S. Representatives"), and the several International Underwriters named in Schedule II thereto (collectively, the "International Underwriters" and, together with the U.S. Underwriters, the "Underwriters"), for whom Morgan Stanley & Co. International Limited, Merrill Lynch International, CS First Boston Limited, Lehman Brothers International (Europe)
and Salomon Brothers International Limited are acting as representatives.   I
have also examined originals or copies, certified or otherwise identified to my satisfaction, of such other records of Kmart and the Trust and such agreements certificates or receipts of public officials, certificates of officers or representatives of Kmart and




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Kmart Corporation
Kmart Financing I
June 17, 1996
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the Trust, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Trust and Kmart, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of Kmart, the Trust, the Delaware Trustee, the Regular Trustees and others.

     I am admitted to the Bar in the State of Michigan, and I do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America.

     Based upon and subject to the foregoing, I am of the opinion that:

     1. The shares of Kmart Common Stock initially issuable upon the conversion of the Junior Subordinated Debt Securities and/or the Preferred Securities have been duly authorized by requisite corporate action on the part of Kmart and reserved for issuance upon such conversion and, when issued upon such conversion in accordance with the terms thereof, will be duly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights.

     2. The Declaration and the Preferred Securities Guarantee Agreement have each been duly authorized by requisite corporate action on the part of Kmart, and duly executed and delivered by Kmart, and the Declaration is a valid and binding agreement of Kmart and the Kmart Trustees, respectively,




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Kmart Corporation
Kmart Financing I
June 17, 1996
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and the Preferred Securities Guarantee Agreement is a valid and binding agreement of Kmart, in each case enforceable against Kmart and, in the case of the Declaration, the Kmart Trustees, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     3. The Indenture has been duly authorized by requisite corporate action on the part of Kmart, and duly executed and delivered by Kmart and is a valid and binding agreement of Kmart enforceable in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     I hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K of the Registrants. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or in the applicable law.


                                     Very truly yours,

                                      /s/ A. N. Palizzi